UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.    )

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MASSEY ENERGY COMPANY

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The following information was prepared for and will be presented to RiskMetrics Group on April 30, 2010, and may be presented to shareholders, investors and analysts in the future.

SHAREHOLDER PRESENTATION April 30, 2010

$500
$400
$300
$200
$100
$0
2006
2007
2008
2009

$1,000
$500
$0
Dec. 31 2006
Dec. 31 2007
Dec. 31 2008
Dec. 31 2009*
Cash and Equiv.
Available Credit
Restricted Cash

Massey Energy®

MASSEY ENERGY OVERVIEW

EBITDA in Millions*
Cash and Liquidity in Millions**
** $72 million in restricted cash posted as appeal bond for
Harman litigation reverted to cash in 2010 Q1.
•
#1 coal producer in Central
Appalachia
•
#5 coal producer in U.S. by
produced coal revenue
•
2.9B tons of total coal reserves
–
1.3B metallurgical coal
•
38.0M tons produced in 2009
•
31% of 2009 produced coal
revenue was from met coal
•
Strong cash generation and
balance sheet
* Please see disclaimer and Non-GAAP information on pages 22-24

MASSEY ENERGY OVERVIEW
•
Central Appalachia is relevant, and remains advantaged
•
Massey is well positioned to take advantage of met. coal opportunities
–
Atlantic Basin will continue to be a natural home for our exports
–
International markets (Indian Ocean and Pacific) are increasingly becoming an attractive destination
–
Steam coal inventories are recovering
•
Massey is in a good position to acquire/consolidate Central Appalachia
–
Cumberland acquisition is validation of strategic focus
•
Massey short and long term prospects are bright and compare favorably to other coal and energy platforms

NET DEBT TO CAPITALIZATION
0%
10%
20%
30%
40%
50%
60%
29.3%
Dec. 31
2006
Dec. 31
2007
Dec. 31
2008
Dec. 31
2009
•
Massey’s strong performance and prudent financial management allowed us to improve our net debt position, despite the recent financial crisis
*Please see disclaimer and Non-Gaap information on pages 22 - 24

STRONG FINANCIAL FOUNDATION
Massey has benefited from strong financial
management and leadership
–
The debt and equity we issued in August of 2008
provided our company with stability and security during
the global recession that emerged shortly thereafter and
prevailed throughout 2009
–
At March 31, 2010, we had cash and cash equivalents
totaling $1,162.9 million (see note).  This compared to
$665.8 million at December 31, 2009
–
Massey also had $98.6 million available under its asset-
based revolving credit facility for total liquidity of
$1,261.5 million at March 31, 2010 (see note)
–
Our total debt-to-book capitalization ratio was 42.4
percent at March 31, 2010 compared to 51.2 percent at
December 31, 2009

Since November 2000,
Massey’s market cap
value has risen from
$758M to $4.2B
Massey Energy employed
3,600 people in 2000;
today, it employs 6,950
Note:
Cash and liquidity totals were prior to closing of
the Cumberland acquisition on April 19, 2010. The cash
consideration for the acquisition was $640.0 million.

CULTURE OF SAFETY
“Safety is Job 1”
S-1
Culture
•
S-1 is not just a slogan, but a
vow
•
Corporate culture today
focuses on three priorities:
safety, ethics and excellence
•
Members are among the best
trained, most productive and
safest miners in the world
Board
•
The Board works to ensure
that we have in place a strong
process for identifying,
prioritizing, sourcing,
managing and monitoring our
critical risks
•
The Audit, Compensation,
Finance, Governance and
Nominating and Safety,
Environmental and Public
Policy Committees are each
responsible for risk oversight
within each committee’s area
of responsibility and regularly
report to the Board of
Directors
Management
•
Our Hazard Elimination
Committee, comprised of top
managers and chaired by the
COO, requires every violation
to be investigated and
reported on
•
Weekly, it regularly reviews
new violations and decides
upon actions that should be
taken, including the
disciplining of Massey
members

HISTORY OF SAFETY EXCELLENCE
•
Massey puts the safety of its members first
•
The amount of time lost to accidents at Massey Energy has bested the industry average for 17 of the last 19 years
•
Massey’s Non-Fatal Days Lost rate has shown constant improvement and is far better than the industry average. At the end of March 2010, our
YTD NFDL rate was 0.79
•
Since 2005, Massey has spent more than $45M on underground safety innovations – above and beyond the regulatory requirements
•
In 2009, MSHA awarded Massey Energy three Sentinels of Safety Awards
– the most ever received by a company in a single year

1988
1989
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1991
1992
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1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009

Massey Energy®

NFDL RATES OF MASSEY VS. INDUSTRY 0.00 2.00 4.00 6.00 8.00 10.00 12.00 Massey Industry • Massey’s Non-Fatal Days Lost rate has consistently beaten industry averages 8

UPDATE ON UPPER BIG BRANCH
•
The investigation is ongoing
–
MSHA, West Virginia and Massey inspection teams are being assembled to determine the cause of the accident
•
Just days before the explosion, federal mine inspectors commented favorably on conditions in the mine
–
From November 1, 2009 through April 4, 2010, there were seven D Orders issued at UBB, an 80% reduction in rate from the previous seven months
–
From January 1, 2010 through April 4, there were zero lost-time accidents at
UBB
•
Clearly, something went terribly wrong at UBB. It is simply not yet known what it was
–
It is not known at this time what went wrong. Accusations that Massey Energy is indifferent to safety could not be more wrong

COMMITMENT TO CORPORATE GOVERNANCE
•
We have taken aggressive steps over the last decade to keep pace with the evolving governance landscape and remain open to feedback regarding best practices. In the last six years we have:
–
Lowered the mandatory retirement age for those joining the board after January 1st, 2006 to age 74 from age 78
–
Capped severance agreement payouts for senior executive officers
–
Amended our equity plan to set minimum vesting periods and cap cash incentives
–
Developed an annual Corporate Social Responsibility Report
–
Instituted Stock Ownership Guidelines for our top 5 employees
–
Implemented a claw back provision that enables the company to reclaim any bonus paid to an executive if the Board of Directors determines there was intentional misconduct that led to a restatement of financial statements filed with the Securities and Exchange
Commission
–
Adopted a Director Resignation Policy, which is triggered if a director nominee fails to secure a majority of shareholder votes
–
Invited shareholders to comment on board declassification and pledged to put it to a formal vote in 2011 if there is majority support for such action
–
Reviewed “related transactions” to determine board independence and found none that rose to the disclosure level set by the New York Stock Exchange

GOVERNANCE LEADERSHIP
•
Admiral Inman has assumed leadership of the Governance and
Nominating Committee
–
25 years of experience on the Massey Board of Directors
–
Lead Independent Director
–
Only current public corporate board
–
Previously served on corporate boards of Dell, Fluor, SAIC, SBC (now
AT&T), Temple-Inland, Oracle and Xerox
•
Lady Judge resigned her Massey board seat on April 14, 2010
–
She arrived at this decision independently and on the basis of issues unrelated to her role at Massey
–
We do not believe the number of boards that a director serves on should be a determining factor in a director’s eligibility to serve
–
Regardless – this was CtW’s primary objection and it has been resolved

BOARD OVERSIGHT OF MANAGEMENT
•
Chairman & CEO Don Blankenship retains full confidence of the board
–
Making changes in the midst of a crisis is exceptionally high risk
–
When the crisis has subsided and we know the facts, we will maintain the highest standard of accountability and responsibility
•
Mr. Blankenship has created significant shareholder value during his tenure
–
In 1987, Massey Coal Company was worth an estimated $190M and had approximately 1200 employees
–
November 2000 market cap of $758M, 3600 employees
–
April 2010 market cap of $4.2B, 6950 employees
•
The Board of Directors takes its oversight of management very seriously
–
Each committee is responsible for oversight in their area of expertise and regularly reports to the Board of Directors

ENVIRONMENTAL AND REGULATORY COMPLIANCE
•
The board puts a priority on Safety and Environmental oversight
–
All directors participate in quarterly meetings of the Safety,
Environmental and Public Policy Committee
•
The Board of Directors strongly believes that deliberate resolution of regulatory issues is in the best interest of shareholders
–
Decision to settle with EPA in 2008 was driven by our desire to avoid a
“confrontational” battle with the agency that could have distracted the company from its core business
–
Share price has appreciated over 43% since that January 2008 settlement

EXECUTIVE COMPENSATION PRINCIPLES
•
Our equity plan does not permit stock option repricing or cash buyouts
•
We have never repriced options or exchanged them for shares, options or cash without shareholder approval
•
Our directors and CEO are subject to stock ownership guidelines
•
We have double trigger change in control agreements
•
We have implemented and disclosed a claw back provision
•
All directors own stock
•
The length of the employment agreement with the CEO is 2 years

BOARD DECLASSIFICATION
•
Massey recognizes the broader trend towards declassification and is open to consideration
•
We look forward to shareholder feedback on the declassification proposal and are willing to put the issue to a formal vote in 2011 if there is majority support

RELATED TRANSACTIONS
•
Massey regularly reviews “related transactions” to determine board independence and have found none that rose to the disclosure level set by the New York Stock Exchange
•
Claims that Directors Moore and Suboleski have material ties to the company outside of their board roles are unfounded

BOARD STRUCTURE
•
Massey’s commitment to compliance and ethics is supported and encouraged by the company’s strong Board of Directors and a highly qualified audit committee
–
We have assembled a diverse set of industry experts that provide unique insight into strategic direction and draw upon corporate governance and risk oversight best practices from across industry
•
The company’s Corporate Governance Guidelines require a majority of independent Board members with no material relationship to the company or its affiliates
–
The nominating, compensation, audit committees are 100% independent
–
75% of total directors are independent and we disclose Board/governance guidelines
–
During 2009 each director attended at least 95% of the aggregate of all board meetings and meetings of Board committees on which such director served

BOARD TENURE AND EXPERTISE

Board Member Tenure Relevant Experience
Stanley C. Suboleski 2 years Former Commissioner of the Federal Mine Safety and Health Review
Commission. Provides mining engineering consulting services. Professor and as the Department Head of Mining and Minerals Engineering at the Virginia
Polytechnic Institute and State University. B.S. and PhD degrees in Mining
Engineering from the Pennsylvania State University and his M.S. degree in
Mining Engineering from the Virginia Polytechnic Institute and State University.
Richard M. Gabrys
(Current Nominee)
Chairman, Finance
Committee
3 years Former Vice Chairman of Deloitte & Touche LLP with valuable financial expertise, especially in public reporting and mergers and acquisitions. Serves on boards of MS Energy Company, La-Z-Boy Incorporated, TriMas Corporation,
and tax-exempt entities: The Detroit Institute of Arts, Karmanos Cancer
Institute, Alliance for Safer Streets in Detroit (Crime Stoppers), Detroit
Regional Chamber and Ave Maria University.
Baxter F. Phillips
(Current Nominee)
3 years Joined Massey in 1981. Experience in various positions in senior leadership of the Company. Holds a bachelors of science in business management and a master’s degree in business administration from Virginia Commonwealth
University. Extensive experience in investments and banking.
Richard H. Foglesong
Chairman,
Compensation
Committee
4 years General, U.S Air Force (retired). Former President of Mississippi State
University. President and Executive Director of the Appalachian Leadership and
Education Foundation. director of Michael Baker Corporation. Board member of
CDEX, Inc. Experience in safety performance and public policy matters.

BOARD TENURE AND EXPERTISE

Board Member Tenure Relevant Experience
James B. Crawford
Chairman, Safety,
Environmental and
Public Policy
Committee
5 years A consultant for Evan Energy Investments, LC. Chairman of Carbones
InterAmericanos S.A.  Former Chairman and CEO of James River Coal Company
and Transco Coal Company. Board of Trustees of Colby College, Chair Emeritus
of the Collegiate School and current Chairman of the Boys and Girls Club of
Metro Richmond Foundation. Extensive financial and managerial experience in domestic and international coal mining, trading and shipping experience.
Dan R. Moore
(Current Nominee)
Chairman, Audit
Committee
8 years Chairman of Moore Group, Inc. Former Chairman, President and CEO of the
former Matewan BancShares. Director and Chairman of the West Virginia
University Foundation. Board member of the Branch Bank and Trust Company and West Virginia Housing Fund.
Don L. Blankenship
Chairman, Executive
Committee
14 years Director of the National Mining Association and the U.S. Chamber of
Commerce. Extensive knowledge of coal mining and financial expertise and leadership, safety, risk oversight and management.
Bobby R. Inman
Lead Independent
Director and
Chairman of the
Governance and
Nominating
Committee
25 years Admiral, U.S. Navy (retired). Professor at the LBJ School of Public Affairs at the University of Texas. Former Director of the National Security Agency and
Deputy Director of the Central Intelligence Agency. Managing director of
Gefinor Ventures, Inc. and Limestone Ventures, Inc. Broad experience evaluating international and political risk.

75%
(6 of 8)
70%
(7 of 10)
83%
(10 of 12)
91%
(10 of 11)
91%
(10 of 11)
Massey
Alpha
Arch
CONSOL
Peabody

Massey Energy®

BOARD SIZE AND INDEPENDENCE

Independent
Board Members
•
Number of Board members is within appropriate range given
company size
•
Board structure is in line with industry averages and in keeping with competitors given relative scope of operations

CONCLUSION
•
The Board of Directors has demonstrated considerable progress on the corporate governance issues that have been raised by the CtW Investment Group
–
Primary objection with the makeup of the Board has been resolved
•
It’s troubling that, in the wake of the current crisis, CtW would threaten to mount a campaign to withhold votes from our three qualified nominees
–
Opportunistic attempt to place blame before the facts are known
–
Rush to judgment assumes culpability for the accident and imagines a connection to broader corporate governance claims
•
Consider the damage to shareholder value that the forced resignation of the
Chairman of the Finance Committee, the Chairman of the Audit Committee and the
President of Massey would have as the company emerges from a serious crisis
•
After an understanding of the facts - return on shareholder value, commitment to safety and best practices in Corporate Governance - it is clear the Board of Directors of Massey Energy should to be retained

DISCLAIMER
• FORWARD-LOOKING STATEMENTS: certain statements in this presentation are forward-looking as defined by the private securities litigation reform act of 1995.  Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the company’s control. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the company’s operating results and cash flows; Future economic or capital market conditions; Deregulation of the electric utility industry; Competition in coal markets; Inherent risks of coal mining beyond the company’s control, including weather and geologic conditions; The company’s ability to expand mining capacity; The company’s production capabilities; The company’s plan and objectives for future operations and expansion or consolidation; Failure to receive anticipated new contracts; Customer cancellations of, or breaches to, existing contracts; Customer delays or defaults in making payments; The company’s ability to manage production costs; The company’s ability to timely obtain necessary supplies and equipment; The company’s ability to attract, train and retain a skilled workforce; Fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors;
And greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the company, some risks might relate to accruals that have already been reflected in earnings. The company’s failure to receive payments of accrued amounts could result in a charge against future earnings. Information concerning those factors is available in the company’s annual reports on form 10-K and quarterly reports on form
10-Q.

NON-GAAP INFORMATION
"EBIT" is defined as Income before interest and taxes. "EBITDA" is defined as Income before interest and taxes before deducting Depreciation, depletion, and amortization (“DD&A”). Although neither EBIT nor EBITDA are measures of performance calculated in conformity with accounting principles generally accepted in the United
States ("GAAP"), we believe that both measures are useful to an investor in evaluating us because they are widely used in the coal industry as measures to evaluate a company’s operating performance before debt expense and as a measure of its cash flow. Neither EBIT nor EBITDA purport to represent operating income, net income or cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance calculated in accordance with GAAP. In addition, because neither EBIT nor EBITDA are calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.
"Net debt" is calculated as the sum of Short-term debt and Long-term debt less Cash and cash equivalents
(adjusted for funds designated for Cumberland acquisition), Short-term investment and Restricted cash (included in
Other current assets).  Although Net debt is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor in evaluating Massey because it provides a clearer comparison of our debt position from period to period. Net debt should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP.  The table below reconciles the GAAP measure of Long-term debt to Net debt.
The "Total debt-to-book capitalization" ratio is calculated as the sum of Short-term debt and Long-term debt divided by the sum of Short-term debt, Long-term debt and Total shareholders' equity.  The "Total net debt-to-book capitalization" ratio is calculated as the sum of Net debt (see above) divided by the sum of Net debt and Total shareholders' equity.

NON-GAAP INFORMATION
These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance calculated in accordance with GAAP. In addition, because these measures are not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.
Reconciliations of these non-GAAP measures to the most relevant GAAP measures can be found in the company’s earnings press releases for the relevant periods and on the Company’s website.
See the tables attached to our February 2, 2010 earnings press release for a reconciliation of the non-GAAP measures included herein with the most relevant GAAP measures.